EXHIBIT 21


                              SPARTECH CORPORATION
                           SUBSIDIARIES OF REGISTRANT



Legal Entity             DBA                           Incorporation
---------------------    ------------------            ----------------

Atlas Alchem Plastics,   Spartech Plastics             Delaware
Inc.                     Spartech Color

Franklin-Burlington      Spartech Vy-Cal               Delaware
Plastics, Inc.           Spartech Polycom

Alchem Plastics, Inc.    Spartech Plastics             Delaware

Alchem Plastics          Spartech Plastics             Georgia
Corporation

Anjac-Doron Plastics,    Spartech Profiles             Delaware
Inc.

Spartech Polycom, Inc.   Spartech Polycom              Pennsylvania
                         Spartech Color

PH Chemicals, Inc.       Spartech Plastics             Delaware

Spartech Polycom, S.A.   Spartech Polycom              France

Spartech Plastics, Inc.  Spartech Plastics             Delaware
                         Spartech Profiles

Spartech Industries,     Spartech Industries           Delaware
Inc.

Spartech Canada, Inc.    Spartech Industries           New Brunswick, Canada
                         Spartech Color
                         Spartech Plastics
                         Spartech Profiles

Alshin Tire              Alshin Tire Corporation       California
Corporation              Spartech Industries

Spartech Polycast        Spartech Polycast             Delaware

Spartech Townsend        Spartech Townsend             Delaware

Spartech Industries      Spartech Marine               Delaware
Florida, Inc.